Exhibit 10.32

               AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT


        This Amendment to Change in Control Severance Agreement ("Amendment"), is made and entered into this the 1st day of October, 1998, by and between Embrex, Inc., including its wholly-owned subsidiary, Embrex Europe Limited (hereinafter Embrex, Inc. and Embrex Europe Limited are collectively referred to as "Company"), and David M. Baines ("Employee").
        WHEREAS the Company and Employee are parties to a Change in Control Severance Agreement dated June 9, 1996, a copy of which is attached hereto as Exhibit A (the "Severance Agreement") whereby the Company agrees to provide Employee with certain payments and benefits in the event that Employee's employment with the Company is terminated as a result of, or in connection with, a Change in Control; and
        WHEREAS, the Company and Employee desire to amend the Severance
Agreement;
        NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the legal sufficiency and adequacy of which are hereby acknowledged, the parties agree to amend the Severance Agreement as follows:
        1. The Severance Agreement is amended by adding the following paragraphs:
           16. Covenant Not to Compete. Employee acknowledges that by virtue of his employment with the Company, he shall have access to and control of confidential and proprietary information concerning the Company's business and that the Company's business depends, to a considerable extent, on the individual's skills, efforts, and leadership of Employee. Accordingly, and in consideration of the Company's commitments to Employee under this Agreement, Employee expressly covenants and agrees that for the two (2) year period following the termination of his employment with the Company (regardless



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        of circumstances of such termination) Employee will not, without the prior consent of the Company:
               (a) on Employee's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant, or otherwise, directly or indirectly:
                      (i) within the geographical areas set forth below, solicit or do business which is the same, similar to, or otherwise in competition with the business engaged in by the Company from or with persons or entities who are customers of the Company, who were customers of the Company at any time during the last year of Employee's employment with the Company or to whom the Company had made proposals for business at any time during the last year of Employee's employment with the Company; or
                      (ii) offer employment to, or otherwise solicit for employment, any employee or other person who had been employed by the Company during the last year of Employee's employment with the Company.
               (b) within the geographical area set forth below, be employed (or otherwise engaged) in a management capacity, other capacity providing the same or similar services which Employee provided to the Company, or any capacity connected with competitive business activities by any person or entity that engages in the same, similar, or otherwise competitive business as the Company;

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

        (c) directly or indirectly take action which is primarily intended to be materially detrimental to the Company's goodwill, name, business relations, prospects, and operations.
        (d) the restrictions set forth in this Paragraph 16 apply to the following geographical areas:
               (i) Research Triangle Park, North Carolina;
               (ii) any city, metropolitan area, county (or similar
                    political subdivisions in foreign countries) in which the Company is located, or does, or during Employee's employment with the Company, did business;
              (iii) any city, metropolitan area, county (or similar political subdivisions in foreign countries) in which Employee's substantial services were provided, or for which Employee had substantial responsibility, or in which Employee performed substantial work on the Company's projects while employed by the Company.
               Employee acknowledges that the covenants contained in this Paragraph 16 are reasonably necessary to protect the legitimate business interests of the Company and are reasonable with respect to scope, time, and territory and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed upon him. If any of the provisions, clauses, or phrases in this Paragraph 16 are held unenforceable by a court of competent jurisdiction, then the parties desire that any such provision, clause or phrase be "blue-penciled" or rewritten by the court to the extent necessary to render it enforceable.
               17. Income Tax Payment. In the event Employee receives payments or benefits pursuant to Paragraph 5 of this Agreement and incurs state or federal

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




        personal income tax liability as a result of the receipt of such payments or benefits, then Employee is entitled to receive an additional payment (the "Income Tax Payment") in an amount equal to the state and federal personal income tax assessed on such payments or benefits. Said Income Tax Payment shall be made prior to any calculation of the Excise Tax Payment required by Paragraph 9 of this Agreement. Said Income Tax Payment shall be paid to Employee by the Company by April 15 of the year following each year in which such tax liability occurs.
        2. Except as herein set forth, the Severance Agreement is not modified or amended and the parties hereto reaffirm and agree to all of the terms and provisions of the Severance Agreement, as amended, in all other respects.
        IN WITNESS WHEREOF, the parties have executed this Amendment to Change in Control Severance Agreement as of the day and year first written above.


                                             EMBREX, INC.

                                                  /s/ Randall L. Marcuson
                                             By: _______________________________
                                                       President and CEO
                                             Title: ____________________________


ATTEST:

/s/ Don T. Seaquist
----------------------
Corporate Secretary


                                                    /s/ David M. Baines
                                                    ----------------------------
                                                    David M. Baines


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